                          BROCKINGTON SECURITIES, INC.

           2805 Veterans Highway, Suite 1; Ronkonkoma, New York 11779
                TEL: 631 234 0303 E-MAIL: Robert@brockington.com
                                Member NASD/SIPC

                                                     December 9, 2003

PRIVATE AND CONFIDENTIAL

Mr. Donald Witmer                                     By Overnight Delivery and
CEO                                                   E-Mail
Home Director Inc
2525 Collier Canyon Road
Livermore, CA 94551

                  Re:   Engagement Agreement

Dear Donald:

      This letter agreement (this "Agreement") confirms our understanding that Home Director, Inc and its subsidiaries ("HMDR" or the "Company") has engaged Brockington Securities, Inc. and its successors and assigns ("BGTN" or the "Advisor") to act as its non-exclusive financial advisor and investment banker.

Retention

      For the term hereof, HMDR hereby appoints BGTN as HMDR's non-exclusive financial advisor and investment banker. Though not hereby retained by the Company in that capacity, BGTN may also act as a sub-agent in the placement of Securities in the First Offering (as defined below), if and only to the extent that the Adviser is retained as a dealer or sub agent of Spencer Trask Ventures, Inc. ("Spencer Trask") in connection with the First Offering. The Adviser agrees that any compensation from acting as sub-agent in the First Offering will be due only from Spencer Trask.

      Subject to the terms and conditions of this Agreement, BGTN accepts this appointment. The Advisor agrees that in its capacity hereunder, it will use its commercially reasonable best efforts, consistent with his business judgment, to advise the Company. In no event shall the Advisor be obligated to purchase the Securities (as defined below) for its own account or for the accounts of the Investors (as defined below).

Services

      The services to be performed by BGTN shall include:

      (a) Meeting with management of the Company to review the Company's historic, current and prospective operations, business and financial condition;

      (b) Completing a due diligence review of the Company to determine the Advisor's view of expected cash flow, borrowing capacity, current and potential enterprise value;

      (c) Advising the Company as to appropriate structure, terms and conditions to be included in any debt or equity securities offerings or other financing transactions (the "Financing Transactions"); provided, however, that Financing Transactions shall not include the Company's private offering (the "First Offering") of units ("Units") on the terms set forth in that certain Private Placement Memorandum dated November 10, 2003, pursuant to which Spencer Trask has been engaged as the Company's exclusive placement agent;

      (d) Subject to any "Quiet Period Restrictions" (as defined below), identifying and contacting prospective investors ("Investors") in the Company's securities (the "Securities") and/or parties interested in a merger or acquisition transaction (a "Business Combination") with the Company and

      (e) To the extent specific compensation (aside from the Warrant (as defined below)) is agreed upon, from time to time, issuing fairness opinions ("Fairness Opinion"), effecting Financing Transactions and Business Combinations.

      BGTN hereby agrees that, during any public or private offering by the Company of shares of its capital stock (a "Quiet Period"), BGTN will not (i) contact any prospective investor (other than to sell shares pursuant to a registration or its separate engagement to place or sell such shares in such offering) or any parties interested in a Business Combination or (ii) except for normal activities as a market maker of the Common Stock, subject to applicable securities laws and regulations, purchase or sell any shares of Common Stock ((i) and (ii), the "Quiet Period Restrictions"). The Company shall notify BGTN in writing of the beginning and end of any Quiet Period; provided, however, that BGTN hereby acknowledges that a Quiet Period is currently in effect and will remain in effect until the Company completes the First Offering, at which time the Company will provide BGTN with written notice of the end of the current Quiet Period.

      For the avoidance of doubt, the Adviser has not been retained by the Company to provide any services in connection with the First Offering nor as a placement agent of any of the Company's Securities. If and to the extent that the Adviser wishes to assist Spencer Trask in placing the Units in the First Offering, the Adviser shall arrange to be retained as a dealer and/or sub agent of Spencer Trask in accordance with the terms of the Agency Agreement dated November 10, 2003 between the Company and Spencer Trask. If and to the extent the Company desires to retain the Advisor as a placement agent (other than as to the First Offering), the parties agree that a separate placement agreement setting forth the duties and obligations of the parties must be negotiated and executed before any rights arise.

Fee Structure

      Upon execution of this Agreement, BGTN shall receive, as full compensation for the enumerated services rendered, hereunder, a three-year warrant ("Warrant") to purchase 100,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at an exercise price of $1.15 per share. The Warrant shall be immediately exercisable with respect to 50,000 shares of Common Stock and become exercisable as to the remaining 50,000 shares of Common Stock at such time, if ever, as the Common Stock is qualified for listing on the American Stock Exchange. The Common Stock underlying the Warrant shall have customary "piggyback" registration rights (subject to customary limitations and holdbacks and the requirements of existing contracts) so long as such shares are not otherwise saleable pursuant to Rule 144(k) under the Securities Act.

      BGTN represents and warrants to the Company that it is an accredited investor within the meaning of Rule 501 under the Securities Act and covenants and agrees that it will not assign or otherwise transfer the Warrant or the underlying shares except in compliance with the registration requirements of the Securities Act and state securities laws or an appropriate exemption from such requirements. BGTN acknowledges that the Warrant will bear a legend to the foregoing effect

      For the avoidance of doubt, the Adviser shall not be entitled to any compensation from the Company in connection with the First Offering. If and to the extent that the Adviser is retained as a dealer or sub agent of Spencer Trask in connection with the First Offering, the Adviser will seek any compensation it may be owed from Spencer Trask. In addition, the Company acknowledges and agrees that the Warrant is not the only compensation for any fairness opinion or services as a placement agent in a context other than the First Offering.

Term

      The term of this Agreement shall, except as otherwise mutually agreed, run for a period of one hundred eighty days (180) days from the date this Agreement is executed (the "Term").

Termination

      The engagement hereunder may be terminated by the Company or the Advisor at any time upon thirty (30) days prior written notice to the other.

Information

      HMDR will furnish to BGTN on a timely basis, and in a satisfactory format and detail to the Advisor, such data and information as the Advisor may reasonably request. The Company represents and warrants that such data and information is or will be accurate and complete in all material respects. The Company acknowledges that the Advisor is relying, without independent verification, on the accuracy and completeness of all information furnished. The Company further agrees that its failure or inability to expeditiously provide such data or information, or to secure timely access to key personnel and facilities, may have a material adverse affect on the scope, timing and success of this engagement.

Confidentiality

      To the extent that the Company provides any non-public information to BGTN in connection with the services provided hereunder, BGTN agrees to keep non-public information about the Company confidential so long as it remains non-public, unless disclosure is required by law or requested by any governmental or regulatory agency or body (and if so required shall promptly notify the Company), and will not make any use thereof, except in connection with their services hereunder and in any case in compliance with Regulation FD under the Exchange Act.

      Other than as agreed or as required by the execution of a Business Combination, HMDR shall not convey to the public through advertising, public relations, news, sales, mail, direct transmittal, or other media, nor through any offering circular or registration statement, prospectus, appraisal, loan or other agreements or documents all or any part of written or oral presentation with respect to the placement of the Securities and/or execution of a Business Combination, nor other communication or documentation delivered, nor any reference to the Advisor or to any individuals assigned by the Advisor to this engagement, without the prior written consent of the Advisor.

Indemnification

      If either party to this Agreement brings an action based on this Agreement, the prevailing party shall be entitled to recover reasonable expenses therefor, including, but not limited to, attorneys' fees, expenses and court costs.

      In addition, except in connection with the First Offering, HMDR agrees to indemnify and hold harmless BGTN and its affiliates, counsel and other professional advisors, the respective directors, officers, agents and employees of each of the foregoing or any of their affiliates within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities and Exchange Act of 1934, as amended, (individually, a "BGTN Indemnified Party" and collectively, the "BGTN Indemnified Parties"), from and against all losses, claims, damages, expenses or liabilities resulting from, relating to, or arising out of action taken or omitted to be taken by the Company in connection with a sale of Securities or a Business Combination as contemplated hereunder; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (x) an untrue statement or alleged untrue statement of a material fact made in any offering material or an omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in reliance upon and in conformity with information furnished to the Company by BGTN or its affiliates or (y) any violations by BGTN or its affiliates of the Securities Act, the Exchange Act or any state securities law. In addition, with respect to claims for indemnification by the Company required hereunder, the Company agrees to reimburse each BGTN Indemnified

Party for all reasonable out-of-pocket and direct expenses (including reasonable fees and expenses of counsel) as they are incurred by such BGTN Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which any BGTN Indemnified Party is named party.

      Notwithstanding the foregoing, HMDR shall not be liable to a BGTN Indemnified Party in respect to any loss, claim, damage, liability or expense to the extent the same is determined, in a final judgment by a court of competent jurisdiction, to have resulted primarily and directly from the gross negligence or willful misconduct of that BGTN Indemnified Party.

      BGTN agrees to indemnify the Company and its affiliates, counsel and other professional advisors, the respective directors, officers, agents and employees of each of the foregoing or any of their affiliates within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (individually, an "HMDR Indemnified Party" and collectively, the "HMDR Indemnified Parties"), from and against all losses, claims, damages, expenses or liabilities resulting from, relating to, or arising out of action taken by BGTN in connection with a sale of Securities or a Business Combination as contemplated hereunder; insofar as such losses, claims, damages, expenses or liabilities are based upon (i) an untrue statement or alleged untrue statement of a material fact made in any offering material or an omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in reliance upon and in conformity with information furnished to the Company by BGTN or its affiliates or (ii) any violations by BGTN or its affiliates of the Securities Act, the Exchange Act or any state securities law. In addition, with respect to claims for which indemnification by BGTN is required hereunder, BGTN agrees to reimburse each HMDR Indemnified Party for all reasonable out-of-pocket and direct expenses (including reasonable fees and expenses of counsel) as they are incurred by such HMDR Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which any HMDR Indemnified Party is a named party.

      Notwithstanding the foregoing, BGTN shall not be liable to an HMDR Indemnified Party in respect of any loss, claim, damages, liability or expense to the extent the same is determined, in a final judgment by a court of competent jurisdiction, to have resulted primarily and directly from the gross negligence or willful misconduct of that HMDR Indemnified Party.

      In the event of the assertion against any indemnified party of any claim or the commencement of any action or proceeding, the indemnifying party shall be entitled to participate in such action or proceeding, and in the investigation of such claim, and after written notice from the indemnifying party, to assume the investigation or defense of such claim, action or proceeding with counsel of its choice at its expense; provided however, that such counsel shall be reasonably satisfactory to that indemnified party. Notwithstanding the indemnifying party's election to assume the defense or investigation of such claim, action or proceeding, any indemnified party shall have the right to employ separate counsel (and local counsel, if necessary) and to participate in the defense or investigation of such claim, action or proceeding, and the indemnifying party shall advance and bear the expense (including reasonable fees and disbursements) of such separate counsel. In the event that the indemnifying party shall have assumed the defense or investigation of any claim, action or proceeding, the indemnifying party may not settle any such claim, action or proceeding without the written consent of any indemnified party named as defendant therein.

      If for any reason the foregoing indemnification is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated herein then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as result of such loss, claim, liability or expense in such proportion as it appropriate to reflect not only the relative benefits received by HMDR and its affiliates, on the one hand, and BGTN and its affiliates, as the case may be, on the other hand, but also the relative fault of the Company and its affiliates and BGTN and its affiliates, as the case may be, as well as any other relevant equitable considerations.

      If any personnel of a BGTN Indemnified Party appears as a witness, are deposed or are otherwise involved in the defense of any action against any BGTN Indemnified Party, HMDR or any officer or director of the Company, the Company will reimburse such BGTN Indemnified Party for all reasonable out-of-pocket and direct expenses (including the reasonable fees and expenses of counsel for such BGTN Indemnified Party) incurred by it by reason of any of its personnel being involved in any such action and will compensate BGTN for time spent, by its employees preparing for and testifying as witnesses in any deposition or proceeding at BGTN's customary daily rates.

Governing Law

      This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of New York. Any suits, claims, causes of action, or disputes arising under this Agreement shall be brought in the courts of the State of New York or in the United States District Court of the Southern District of New York.

Survival

      The fee, expense reimbursement and indemnification obligations of the parties contained herein shall survive the termination hereof.

Company or Corporate Obligation

      The obligations of HMDR and BGTN hereto are solely company or corporate obligations, and no officer, director, employee, agent, member or controlling person shall be subject to any personal liability whatsoever, nor will any such claim be asserted by or on behalf of the Company or the Advisor or any person relying on the written or verbal conclusions of the Company or the Advisor.

Notice

      Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered to (a) Home Director Inc, 2525 Collier Canyon Road, Livermore, CA 94551 Attention: Mr. Donald Witmer CEO; and
(b) Brockington Securities, Inc. at 2805

Veterans Highway, Suite 1, Ronkonkoma, New York 11779, Attention: Robert DelVecchio, President.

Sole and Entire Agreement; Binding Effect

      This Agreement is the sole and entire Agreement between the parties pertaining to its subject matter and supersedes all prior agreements, representations and understandings of the parties. No modification of this Agreement shall be binding unless agreed to in writing by BGTN and HMDR. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto provided that neither this Agreement nor any of the Advisors' rights, undertakings or obligations hereunder may be assigned by the Advisor without the prior written consent of the Company.

      Kindly indicate your assent to the terms and conditions of our understanding by signing this Agreement, whereupon this Agreement shall constitute a binding contract between HMDR and BGTN. Please return one copy of this Agreement (the other copy of which is for your files) to the Advisor.

Very truly yours,

BROCKINGTON SECURITIES, INC.


By:
   --------------------------------------------
   Robert DelVecchio
    President

The foregoing has been read, understood and approved, and the undersigned does hereby agree to retain Brockington Securities, Inc. upon the terms and conditions contained herein. By execution hereof, the undersigned represents full power and authority to bind Home Director, Inc. to the terms and conditions hereof.

Agreed and accepted this _____ day of December, 2003:

HOME DIRECTOR, INC

By
  --------------------------------------------
  Donald Witmer
  CEO